Exhibit 32(b)

ONCOR ELECTRIC DELIVERY COMPANY LLC

Certificate of Chief Financial Officer

Pursuant to Section 906 of Sarbanes – Oxley Act of 2002

The undersigned, Don J. Clevenger, Senior Vice President and Chief Financial Officer of Oncor Electric Delivery Company LLC (the “Company”), DOES HEREBY CERTIFY that:

1.

The Company’s Annual Report on Form 10-K for the period ended December  31, 2020 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 25th day of February, 2021.

/s/ Don J. Clevenger
Name:	Don J. Clevenger
Title:	Senior Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Oncor Electric Delivery Company LLC and will be retained by Oncor Electric Delivery Company LLC and furnished to the Securities and Exchange Commission or its staff upon request.